UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 7, 2015

Cloud Medical Doctor Software Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 1291 Galleria Drive, Suite 200

Henderson, NV 89014

 (Address of principal executive offices) (Zip Code)

702-818-9011

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 5, 2015, Mr. De La Garza, the sole remaining Board member appointed, pursuant to the Company’s bylaws the following gentlemen to fill vacancies on the Board of Directors. Mr. Eric Marquez was appointed Chief Financial Officer and to the Board of Directors. Mr. Gino J. Mauriello was also appointed to the Board of Directors. All members will remain on the Board until the next election of the shareholders.

Mr. Marquez, 45 years of age, has been involved in finance, accounting, business and tax advisor to various businesses and individuals for more than 15 years. He is a graduate of Appalachian State University, with a Bachelor of Science in Business Administration, Finance, Economics and Banking. His initial compensation as Chief Financial Officer has not yet been determined

Mr. Mauriello, 40 years of age, is a CPA and graduated with a Bachelors of Science in Business Administration with an emphasis in Accounting, from University of Nevada, Las Vegas. He is a Certified Public Accountant with an emphasis in tax for individuals and their companies. Performs audits for clients in specific industries. There is no compensation at this time for Directors.

There are no transactions involving the newly appointed Directors that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: January 8, 2014	Cloud Medical Doctor Software Corporation By: /s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director